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                                                                 Exhibit 10.12.1

                        LIBERTY FINANCIAL COMPANIES, INC.

               VOLUNTARY NON-QUALIFIED DEFERRED COMPENSATION PLAN

                               AMENDMENT NO. FOUR

      WHEREAS, Liberty Financial Companies, Inc. (the "Company") and certain of its affiliated companies adopted the Company's Voluntary Non-Qualified Deferred Compensation Plan (the "Plan") effective January 1, 1994 and amended by Amendments No. One, Two and Three effective as of January 1, 1996, January 1, 1997 and January 1, 1998 respectively; and

      WHEREAS, Section 7.1 of the Plan permits the Company to amend the Plan;
      and

      WHEREAS, the Company now desires to make certain changes to the Plan as provided herein;

      NOW THEREFORE, the following amendments are adopted, effective August 10, 2000, contingent only upon the approval by the Compensation Committee of the Company's Board of Directors of this Amendment.

1.    Section 5.3 of the Plan is hereby deleted and replaced with the following:

5.3   Death Benefits

      (a) General. Upon the death of a Participant, any payments under Section
      5.2 above shall cease and his remaining Account, if any, shall be paid to his Beneficiary in accordance with this Section 5.3.

      (b) Form of Payment. Payment shall be made to the Participant's Beneficiary, as elected (or deemed elected) by the Participant in accordance with Section 5.3(c), in either:

            (i) a lump sum payment within 3 months following the end of the Plan Year in which the Participant's death occurs, or

            (ii) installment payments over a period which shall expire on the earlier of the date that is 9 years from the date a distribution is made pursuant to Section 5.1 above, and the last day of the payment period elected by the Participant for his Beneficiary pursuant to 5.3(c) below which period may not exceed 10 years.

      (c) Participant Election. The Participant may elect the death benefit form of payment, and may change such election, at such time(s) and in such manner as prescribed by the Plan Administrator. In the absence of an election, payments shall be made to
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      Participant's Beneficiary in accordance with the Participant's election for himself under Section 5.2 above.

      (d) Installment Payments. Installment payments shall be made monthly, quarterly or annually at the discretion of the Plan Administrator. The Plan Administrator shall establish the initial amount of payments so that, based on expected investment earnings on the remaining Account balance, the Account shall be paid out in full at the end of the installment period. Periodically, the Plan Administrator may adjust the amount of installment payments so that based on the actual investment earnings credited to the Participant's remaining Account, such Account shall be paid out in full at the end of the installment period. In the event the Beneficiary dies before the Participant's Account is paid out in full, the remaining Account balance shall be paid to the Beneficiary's estate in a lump sum as soon as practicable following the Beneficiary's death.

2. Section 3.8 is amended and restated to read as follows (changed language is indicated by boldface type and double underline):

3.8 Investment Earnings. Amounts deferred hereunder shall be credited with investment earnings in an amount determined by the Board of the Company; provided however, the Board of the Company may offer participants investment earnings alternatives hereunder. In the event such alternatives are offered, the Board of the Company shall establish the rules relating to such alternative, including, but not limited to, the number of alternatives, the manner in which the amount of investment earnings credited by such alternative shall be determined, restrictions on the use of one or more alternatives, and the frequency and extent to which a Participant (or the Participant's Beneficiary after the Participant's death) may elect, or change a previous election, as to how his Account and/or deferrals will be allocated among the alternatives. In the event investment alternatives are offered, the Company may, but need not, purchase securities or other investments with characteristics similar to the investment alternatives which are offered, and in any event such securities or other investments shall remain part of the Company's general assets.